EXHIBIT 10.8

Executive and Management Incentive Plan Design

Plan Design

•	Business Financials – 60%

•	Individual Performance vs. Annual Objectives – 40%

•	All Incentive Payments subject to Corporate Financial Performance (“Business gate”)

•	Total incentive not “capped”; Comp Committee determines at end of year any “super-bonus” (>100%) based on financial results.

Page 6 - April 12, 2004 – PROPRIETARY AND CONFIDENTIAL

Individual Performance vs. Annual Objectives - M I T’s* - (40%)

•	Agreed upon at beginning of the year and approved by next level of management

•	Paid annually after year end

*	Most Important Tasks

Page 7 - April 12, 2004 – PROPRIETARY AND CONFIDENTIAL

Business Financials (60%)

• Bookings	60%

• Revenue	20%

• Operating Profit	20%

• Paid Quarterly (e.g. 15% per quarter)

Page 8 - April 12, 2004 – PROPRIETARY AND CONFIDENTIAL

Quarterly Payments

•	Based on cumulative financials

•	3 months results

•	6 months results

•	9 months results

•	Year end results

•	Quarterly payment cannot exceed 100%

•	On-going review of the plan based upon company performance

Page 9 - April 12, 2004 – PROPRIETARY AND CONFIDENTIAL

Plan Achievement vs Plan Payout

• Achieve less than 90% of plan:	0% payout

• Achieve 90% of plan:	50% payout

• Achieve 100% or more of plan:	100% payout

• Company reserves the right to limit payment based on overall quarterly results

Page 10 - April 12, 2004 – PROPRIETARY AND CONFIDENTIAL